INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 31 to Registration Statement File No. 33-84842, on Form N-1A of our reports dated May 10, 2002 appearing in the March 31, 2002 Annual Reports to Shareholders for the Bear Stearns Funds (Equity Funds Annual Report, Fixed Income Funds Annual Report and the Prime Money Market Portfolio Annual Report) and to the references to us under the heading "Financial Highlights - Prime Money Market Portfolio, Income Portfolio, High Yield Total Return Portfolio, S&P STARS Portfolio, S&P STARS Opportunities Portfolio, The Insiders Select Fund, Intrinsic Value Portfolio (formerly known as the Large Cap Portfolio), Small Cap Portfolio, Alpha Growth Portfolio (formerly know as the Focus List Portfolio), and International Equity Portfolio" in their Prospectuses and under the heading "Custodians, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" in the Statement of Additional Information, all of which are a part of such Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, New York
July 26, 2002